Exhibit 3.20

D PC	The Commonwealth of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Entity Conversion of a

Domestic Business Corporation to a

Domestic Other Entity

(General Laws Chapter 156D, Section 9.53; 950 CMR 113.29)

(1)	Exact name of corporation prior to conversion: West Bay Nursing Center Corp.

(2)	Registered office address: 84 State Street, Boston, MA 02109

(number, street, city or town, state, zip code)

(3)	New name after conversion, which shall satisfy the organic law of the surviving entity:

West Bay Nursing Center LLC

(4)	New type of entity: Limited Liability Company

(5)	The plan of entity conversion was duly approved by the shareholders, and where required, by each separate voting group in the manner required by G.L. Chapter 156D and the articles of organization.

(6)	Attach any additional sheets containing all information required to be set forth in the public organic document of the surviving entity.

(7)	The conversion of the corporation shall be effective at the time and on the date approved by the Division, unless a later effective date is specified in accordance with the organic law of the surviving entity: December 31, 2008

Signed by:	/s/ Michael T. Berg	,
(signature of authorized individual)

(Please check appropriate box)

☐	Chairman of the board of directors,

☐	President,

☒	Other officer,

☐	Court-appointed fiduciary,

on this 9th day of December, 2008

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Entity Conversion of a

Domestic Business Corporation to a

Domestic Other Entity

(General Laws Chapter 156D, Section 9.53; 950 CMR 113.29)

I hereby certify that upon examination of these articles of conversion, duly submitted to me, it appears that the provisions of the General Laws relative thereto have been complied with, and I hereby approve said articles; and the filing fee in the amount of $ having been paid, said articles are deemed to have been filed with me this day of , 20 , at a.m./p.m.
time
Effective date:
(must be within 90 days of date submitted)

WILLIAM FRANCIS GALVIN
Secretary of the Commonwealth

/s/ William Francis Galvin
Examiner	Filing fee: Minimum $250

Name approval	TO BE FILLED IN BY CORPORATION
Contact Information:
C
Legal Department
M	101 Sun Ave. NE
Albuquerque, NM 87109
Telephone: 505-821-3355
Email: anne.rider@sunh.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor.

If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.

WEST BAY NURSING CENTER CORP.

PLAN OF ENTITY CONVERSION

As of December 9, 2008

This Plan of Entity Conversion is adopted as of the date first written above by West Bay Nursing Center Corp., a Massachusetts corporation (the “Company”).

WHEREAS, Harborside Healthcare Corporation, a Delaware corporation (the “Parent”) is the sole shareholder of the Company; and

WHEREAS, the Parent deems it to be in the best interests of the Parent and of the Company that the Company be converted, pursuant to the General Laws of Massachusetts, from a business corporation to a limited liability company (the “Conversion”).

NOW THEREFORE, in consideration of the benefits to be derived from the Conversion, the Company hereby adopts the following Plan of Entity Conversion:

1. The Company will be a Massachusetts limited liability company.

2. the Conversion shall be come effective on December 31, 2008 (the “Effective Date”).

3. As of the Effective Date, the name of the Company shall be changed to “West Bay Nursing Center LLC”.

4. As of the Effective Date, all outstanding shares of the Company’s stock held by the Parent (which shares represent 100% of the issued and outstanding stock of the Company) shall be converted into a 100% membership interest in the Company.

5. As of the Effective Date, the Certificate of Organization, as filed with the Secretary of State of Massachusetts on December 31, 2008 and as attached hereto as Exhibit B, shall become the governing organic document of the Company.

IN WITNESS WHEREOF, the Company has executed this Plan of Entity Conversion as of the 31st day of December, 2008.

HARBORSIDE HEALTHCARE CORPORATION

By:	/s/ Michael T. Berg
Michael T. Berg, Secretary

D

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Room 1717, Boston, Massachusetts 02108-1512

Limited Liability Company

Certificate of Organization

(General Laws Chapter 156C, Section 12)

Federal Identification No.: 04-3072226

(1)	The exact name of the limited liability company:

West Bay Nursing Center LLC

(2)	The street address of the office in the commonwealth at which its records will be maintained:

155 Federal St., Suite 1100

Boston, MA 02110

(3)	The general character of the business:

long term care provider

(4)	Latest date of dissolution, if specified:

(5)	The name and street address, of the resident agent in the commonwealth:

NAME	ADDRESS

Corporation Service Company	84 State Street Boston, MA 02109

(6)	The name and business address, if different from office location, of each manager, if any:

NAME	ADDRESS

(7)	The name and business address, if different from office location, of each person in addition to manager(s) authorized to execute documents filed with the Corporations Division, and at least one person shall be named if there are no managers:

NAME	ADDRESS

Michael T. Berg,	101 Sun Ave. NE Albuquerque, NM 87109

(8)	The name and business address, if different from office location, of each person authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property recorded with a registry of deeds or district office of the land court:

NAME	ADDRESS

Michael T. Berg	101 Sun Ave. NE Albuquerque, NM 87109

(9)	Additional matters:

Effective date of formation is December 31, 2008.

Signed by (by at least one authorized signatory):	/s/ Michael T. Berg

Consent of resident agent:

I Corporation Service Company, resident agent of the above limited liability company, consent to my appointment as resident agent pursuant to G.L. c 156C § 12*

*	or attach resident agent’s consent hereto.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Limited Liability Company Certificate

(General Laws Chapter 156C, Section 12)

I hereby certify that upon examination of this limited liability company certificate, duly submitted to me, it appears that the provisions of the General Laws relative thereto have been complied with, and I hereby approve said application; and the filing fee in the amount of $             having been paid, said application is deemed to have been filed with me this

                     day of                     , 20    , at                     a.m./p.m.

                              time

Effective date:

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth

Filing fee: $500

TO BE FILLED IN BY LIMITED LIABILITY COMPANY

Contact Information:

Legal Dept

101 Sun Ave. NE

Albuquerque, NM 87109

Telephone: 505-468-5614

Email: anne.rider@sunh.com

Upon filing, a copy of this filing will be available at www.sec.state.ma.us/cor.

If the document is rejected, a copy of the rejection sheet and rejected document will be available in the rejected queue.